FORM CD-74-10M-10-79-152328                                      EXHIBIT 4.1

                      THE COMMONWEALTH OF MASSACHUSETTS
                               [LETTERHEAD]

                          MICHAEL JOSEPH CONNOLLY        FEDERAL IDENTIFICATION
                              Secretary of State             NO. 04-2436093
                   ONE ASHBURTON PLACE, BOSTON, MASS: 02108

                     RESTATED ARTICLES OF ORGANIZATION

                   GENERAL LAWS, CHAPTER 156B, SECTION 74

        This certifcate must be submitted to the Secretary of the Commonweatlh within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                              ------------------
We.  James V. Sidell                                     President, and
     Eric R. Fischer                                     Assistant Clerk of



                                   UST Corp.
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                   (Name of Corporation)

                40 Court Street, Boston, Massachusetts 02108
located at . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on May 17, 1988, by vote of the Board of Directors in accordance with M.G.L.C. 156B, Sec. 74.

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                       (Class of Stock)

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                       (Class of Stock)

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                       (Class of Stock)


1.  The name by which the corporation shall be known is:

                          UST Corp.

2.  The purposes for which the corporation is formed are as follows:

To purchase, receive, hold and own bonds, shares of capital stock, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of any private, public or municipal corporation or the government of the United States or any State, territory or colony thereof or of any foreign state or country; to receive, collect and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held or owned by it and to exercise in respect of all such property any and all the rights, poweres and privileges of individual owners thereof. To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B and subject to Chapter 167A.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

  3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                         WITHOUT PAR VALUE                 WITH PAR VALUE
CLASS OF STOCK           NUMBER OF SHARES        NUMBER OF SHARES      PAR VALUE
Preferred                    NONE                      NONE              NONE

Common                       NONE                   30,000,000           0.625



* 4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:




                           NOT APPLICABLE





* 5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:






                              NONE





* 6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors of stockholders, or of any class of stockholders:




               See attached Riders A and B.



* If there are no such provisions, state "None".

                                                                      RIDER A





                           " LIABILITY OF DIRECTORS

        A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this provision of Article 6 shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this Corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this provision of Article 6 which may hereafter be effected by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the liabilty of a director for acts or omissions prior to such repeal or modification."

                                                                     RIDER B



             "INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


The Corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the Corporation and each person who is or was serving at the request of the Corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may havee been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation (any person serving another organization in one or more of the indicated capacities at the request of the Corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the Corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be detemined that indemnification of such expeses is not authorized hereunder.

If, in an action, suit or proceeding brough by or in the name of the Corporation, a director of the Corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article 6 of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

                                                                      RIDER B
                                                                      Continued

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disintrested directors, or (c) by vote of the hodlers of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whome the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent", and "trustee" include their respective executors, adminstrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the board of directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization agianst any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability."

"We further certify that the forgoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended except amendments to the following articles.. . . . . . . . . . . . .

                          None
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (*If there are no such amendments, state "None".)


                            Briefly describe amendments in space below:





                                     N/A















IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this nineteenth day of May in the year 1988


/s/ JAMES V. SIDELLL,     James V. Sidell
. . . . . . . . . . . . . . . . . . . . . . . . . . .    President


/s/ ERIC R. FISCHER,      Eric R. Fischer
. . . . . . . . . . . . . . . . . . . . . . . . . . .    Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS



                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)



                    I hereby approve the within restated articles of
                 organization and, the filing fee in the amount of $ 150.00 having been paid, said articles are deemed to have been filed with me this 25th day of May, 1988.


                                         MICHAEL JOSEPH CONNOLLY
                                           Secretary of State



A TRUE COPY ATTEST
[OFFICIAL STAMP WITH
/S/ MICHAEL JOSEPH CONNELLY
DATE 8/10/93 AND CLERK INITIALS]


                       TO BE FILLED IN BY CORPORATION


          PHOTO COPY OF RESTAED ARTICLES OF ORGANIZAITON TO BE SENT

          TO:  Eric R. Fischer
               Senior Vice President and General Counsel
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               UST Corp.
               40 Court Street
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

               Boston, MA  02108
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                        (617) 726-7377
          Telephone:  . . . . . . . . . . . . . . . . . . . . . . .



                                                        COPY MAILED

                            [TWO STARS]

FORM CD-72-30M-4/86-808881

                   THE COMMONWEALTH OF MASSACHUSETTS
                             [LETTERHEAD]

             OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                   MICHAEL JOSEPH CONNELLY, SECRETARY     FEDERAL IDENTIFICATION
               ONE ASHBURTON PLACE, BOSTON, MASS: 02108   NO.  04-2436093


                         ARTICLES OF AMENDMENT

                 General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                            -----------------

We.  William C. Brooks                             Senior Vice President and
     Eric R. Fischer                               Assistant Clerk of


                                UST Corp.
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                 (Name of Corporation)

                40 Court Street, Boston, MA  02108
located at  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 21, 1991 by vote of
9,077,657                             Common Stock
. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of 13,089,148. . . . . . . . . . . .  shares outstanding,
                                      (Class of Stock)

. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of . . . . . . . . . . . .  shares outstanding, and
                                      (Class of Stock)

. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of . . . . . . . . . . . .  shares outstanding,
                                      (Class of Stock)

CROSS OUT         being at least two-thirds of each class outstanding and
INAPPLICABLE            entitled to vote thereon and of each class or series
CLAUSE                  of stock whose rights are adversely affected thereby:*

           VOTED: To create a class of Preferred Stock consisting of 4,000,000 authorized shares with a par value of $1 per share.


                                        /initialized as "ERJ for UST Corp."/



* For amendments adopted pursuant to Chapter 156B Section 70

* For amendments adopted pursuant to Chapter 156B Section 71


Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock withing hte corporation fill in the following:



The total presently authorized is:
                            NO PAR VALUE          WITH PAR VALUE      PAR
     KIND OF STOCK        NUMBER OF SHARES       NUBMER OF SHARES    VALUE
        COMMON                none                  30,000,000      $0.625


       PREFERRED              none                     none          none



CHANGE the total to:


                            NO PAR VALUE          WITH PAR VALUE      PAR
     KIND OF STOCK        NUMBER OF SHARES       NUBMER OF SHARES    VALUE
        COMMON                none                  30,000,000      $0.625


       PREFERRED              none                   4,000,000      $1


THE FOREGOING AMENDMENT WILL BECOME EFFECTIVE WHEN THESE ARTICLES OF AMENDEMNT ARE FILED IN ACCORDANCE WITH CHAPTER 156B, SECTION 6 OF THE GENERAL LAWS UNLESS THESE ARTICLES SPECIFY, IN ACCORDANCE WITH THE VOTE ADOPTING THE AMENDMENT, A LATER EFFECTIVE DATE NOT MORE THAN THIRTY DAYS AFTER SUCH FILING, IN WHICH EVENT THE AMENDMENT WILL BECOEM EFFECTIVE ON SUCH LATE DATE.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 3rd day of July, in the year 1991


/s/ WILLIAM C. BROOKS        , William C. Brooks, Sr. Vice President

/s/ ERIC R. FISCHER          , Eric R. Fischer, Assistant Clerk

                                  367150












                    THE COMMONWEALTH OF MASSACHUSETTS


                           ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)
                 I hereby approve the within articles of amendment
             and, the filing fee in the amount of $4,000.00 having been paid, said articles are deemed to have been filed with me this 3rd day of July, 1991.


                                        /s/ MICHAEL J. CONNELLY
                                            MICHAEL JOSEPH CONNELLY
                                              Secretary of State



A TRUE COPY ATTEST
[OFFICIAL STAMP WITH
/S/ MICHAEL JOSEPH CONNELLY
DATE 8/10/93 AND CLERK INITIALS]


                       TO BE FILLED IN BY CORPORATION


          PHOTO COPY OF AMENDMENT TO BE SENT
          TO:  Eric R. Fischer, Esq.
               Senior Vice President and
               General Counsel
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               UST Corp.
               40 Court Street
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

               Boston, MA  02108
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                        (617) 726-7377
          Telephone:  . . . . . . . . . . . . . . . . . . . . . . .



                                                        COPY MAILED

                   THE COMMONWEALTH OF MASSACHUSETTS
                             [LETTERHEAD]

             OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                   MICHAEL J. CONNELLY, SECRETARY     FEDERAL IDENTIFICATION
               ONE ASHBURTON PLACE, BOSTON, MASS: 02108   NO.  04-2436093


                         ARTICLES OF AMENDMENT
                 General Laws, Chapter 156B, Section 72


We.  William C. Brooks                             Senior Vice President and
     Eric R. Fischer                               Clerk of

                                UST Corp.
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                 (EXACT Name of Corporation)

                40 Court Street, Boston, MA  02108
located at  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                         (MASSACHUSETTS Address of Corporation)
do hereby certify that these ARTICLES OF AMENDMENT affecting Articles
NUMBERED:  4

         (Number those articles 1,2,3,4,5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on December
6, 1990 and adjourned and concluded December 18, 1990 by a vote of:
9,365,747 shares of Common Stock out of 12,996,940 shares outstanding and at a meeting held on May 21, 1991 by a vote of:
9,077,657                             Common Stock
. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of 13,089,148. . . . . . . . . . . .  shares outstanding, type, class & series, (if any)

. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of . . . . . . . . . . . .  shares outstanding, and type, class & series, (if any)

. . . . . . . . . . . .  shares of. . . . . . . . . . . .  out of . . . . . . . . . . . .  shares outstanding, type, class & series, (if any)

CROSS OUT         being at least two-thirds of each class outstanding and
INAPPLICABLE      entitled to vote thereon and of each type, class or series
CLAUSE            of stock whose rights are adversely affected thereby: 2

  To amend Article IV of the Restated Articles of Organization as follows:

              See attached Continuation Page 1



C    / /
P    / /
M    / / 1 For amendments adopted pursuant Chapter 156B Section 70
R.A. / / 2 For amendments adopted pursuant Chapter 156B Section 71

5
- -------
P.C.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one amendment may be continued on a single sheet so long as each amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, (if any), of any type, class or series of stock which the corporation is authorized to issue, fill in the following: Not applicable



The total presently authorized is:

             WITHOUT PAR VALUE STOCKS                                   WITH PAR VALUE STOCKS

         TYPE             NUMBER OF SHARES              TYPE              NUMBER OF SHARES        PAR VALUE
        COMMON:                                         COMMON:


        PREFERRED:                                      PREFERRED:



CHANGE the total authorized to:

             WITHOUT PAR VALUE STOCKS                                   WITH PAR VALUE STOCKS

         TYPE             NUMBER OF SHARES              TYPE              NUMBER OF SHARES        PAR VALUE

        COMMON:                                         COMMON:


        PREFERRED:                                      PREFERRED:

The foregoing amendment will become effective when these articles of amendemnt are filed in accordance with Chapter 156b, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such late date. LATER EFFECTIVE
DATE: ___________________________


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 24th day of December, in the year 1993.


/s/ WILLIAM C. BROOKS        , William C. Brooks, Senior Vice President

/s/ ERIC R. FISCHER          , Eric R. Fischer, Clerk

                                  450100



                    THE COMMONWEALTH OF MASSACHUSETTS


                           ARTICLES OF AMENDMENT

                (General Laws, Chapter 156B, Section 72)

             ===============================================


                 I hereby approve the within articles of amendment
             and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 24th day of December, 1993.


                         /s/ MICHAEL JOSEPH CONNELLY
                         MICHAEL J. CONNELLY
                            Secretary of State













          TO BE FILLED IN BY CORPORATION

          PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT



          TO:  Sonya M. Tsiros, Esq.
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

               Bingham, Dana & Gould
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

               150 Federal Street, Boston, MA  02110
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                        (617) 951-8000
          Telephone:  . . . . . . . . . . . . . . . . . . . . . . .

Continuation Page 1

        (A) There shall be a class of common stock having a par value of $0.625 per share consisting of 30,000,000 shares. The holders of record of such common stock shall have one vote for each share of such common stock held by them, respectively.

        (B) There shall be a class of Preferred Stock consisting of 4,000,000 shares with a par value of $1.00 per share. The shares of the Preferred Stock are to be issuable at any time or from time to time in one or more series as and when established by the Board of Directors, each such series to have such designation, preferences, voting powers, qualifications and special or relative rights or privileges as may be fixed by the Directors prior to the issuance of any shares thereof, and each such series may differ from every other series already outstanding as may be determined by the Directors prior to the issuance of any shares thereof, including, but not limited to, any or all of the following:

             (a) the dividend rate or rates or the manner of determining the same to which holders of the Preferred Stock of any such series shall be entitled and whether dividends shall be cumulative or non-cumulative;

             (b) the terms and manner of the redemption by the Corporation of the Preferred Stock of any such series;

             (c) the special or relative rights of the holders of the Preferred Stock of any such series in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

             (d) the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of any such series;

             (e) the right, if any, of the holders of Preferred Stock of any such series to convert the same into stock of any other class or classes or into other securities of the Corporation, and the terms and conditions of such conversion;

             (f) the voting rights, if any, of the holders of Preferred Stock of any such series; and

             (g) such other respects as may at the time of the authorization of such shares be permitted by applicable law.